THIS WARRANT AND THE SHARES 1SSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER “THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE I.,AW.
WARRANT TO PURCHASE STOCK

Issuing Company:	Wave Systems Corp., a Delaware corporation

Number of Shares:	2,750,000 of Class A common stock.

Exercise Price:
The lower of (a) $0.15 per share, or (b) the lowest price per share issued in any future issuance of debt or equity subject to Section 2.4 for Excluded Issuances, (c) the lowest closing market price within 5 days of the date of exercise by Holder, subject to adjustment pursuant to Section 2.4.

Issue Date:	December 7, 2015

Expiration Date:	The fifth anniversary of the Issue Date.

THIS WARRANT CERTIFIES THAT, FOR GOOD AND VALUABLE CONSIDERATION, MARBLE BRIDGE FUNDING GROUP, INC., or its assignee (“Holder”), is entitled to purchase that number of fully paid and nonassessable shares of Class A Common Stock (the “Shares”) of Wave Systems, Corp., a corporation (the “Company”), at the initial exercise price per Share (the “Exercise Price”) all as set forth above and herein, and as adjusted pursuant to Section 2 of this Warrant and subject to the provisions and upon the terms and conditions set forth in this Warrant.
This Warrant is being issued in connection with that certain (a) Receivables Purchase Agreement dated December 7. 2015 by and between Holder and the Company (the “RPA”), and (b) Addendum to the Receivables Purchase Agreement dated December 7, 2015 by and between Holder and the Company (the “Addendum,” together with the RPA. the “Credit Facility”). Defined terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Addendum.
1.EXERCISE.
1.1    Method of Exercise. This Warrant is exercisable, in whole or in part, at any time and from time to time after the six (6) month anniversary of the Issue Date and on or before the Expiration Date set forth above. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix T to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.
1.2    Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined he dividing (a) the aggregate .fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3. To the extent this Warrant has not been fully exercised prior to the Expiration Date, it shall automatically be deemed to have been exercised in full on such basis on the Expiration Date.
1.3    Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. Otherwise, the value shall be as reasonably determined by the board of directors (“Board of Directors”) of the Company in good faith based on relevant facts and circumstances at the time of the net exercise under Section 1.2, including in the case of an Acquisition (as defined in Section 2.9 below) the consideration receivable by the holders of the Shares in such Acquisition and the liquidation preference (including any declared but unpaid dividends), if any, then applicable to the Shares. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then Company and Holder shall promptly engage a reputable investment banking firm to establish a fair market value of the Shares for purposes of the exercise of this Warrant. If the value established by investment banking firm is greater than that determined by the Board of Directors. then the Company shall pay all fees and expenses of such investment banking firm. In all other circumstances, Holder shall pay such fees and expenses. In all cases the fair market value of the Shares shall be based upon their fair market value as of the business day immediately before Holder delivers the Notice of Exercise to the Company.
1.4    Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired. a new warrant representing the Shares not so acquired.
1.5    Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.
2.    ADJUSTMENTS TO THE SHARES.
2.1    Dividends, Splits. Etc. If Company declares or pays a dividend on its common stock (or Shares if Shares are securities other than common stock) payable in common stock or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if Shares are securities other than common stock, subdivides Shares in a transaction that increases the amount of common stock into which Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned Shares of record as of the date the dividend or subdivision occurred.
2.2    Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant. Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2 including, without limitation, adjustments to the Exercise Price. The provisions of this Section 2.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.
2.3    Adjustments for Combinations, Etc. If at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, the outstanding Shares are reverse-split, combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased. If the outstanding Shares are split, combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of or conversion of this Warrant shall be proportionately increased.
2.4    Adjustments for Diluting Issuances. If (a) the Company issues common stock at a price per share that is less than the Exercise Price in a capital raising transaction that is not an Excluded Issuance, then the Exercise Price shall be adjusted to equal the price per share of such issuance, or (h) the Company issues in a capital raising transaction that is not an Excluded Issuance securities convertible into common stock with a conversion price that is less than the Exercise Price, then the Exercise Price shall be adjusted to equal the conversion price per share of such issuance.. Under no circumstances shall (i) the aggregate Exercise Price payable by Holder upon exercise of this Warrant increase as a result of any adjustment pursuant to this section, and (ii) this Warrant he exercisable for less than 2,750,000 shares of common stock of the Company at the time of exercise. “Excluded Issuance” means (a) securities issued to any employee, officer, consultant or director in connection with services provided to the Company or (b) securities issued pursuant to any option, warrant or other convertible security outstanding on the date hereof.
To the extent that antidilution rights applicable to the Shares purchasable hereunder are set forth in Company's articles or certificate of incorporation, as amended through the date of this Warrant (the “Charter”), such antidilution rights shall not he restated, amended, modified or waived in any manner without Holder's prior written consent if the effect of such restatement, amendment, modification or waiver on Holder would he more adverse to Holder than, and substantially dissimilar to, its effect on the other holders of common stock. Company shall promptly provide Holder with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.
2.5    Adjustment for Pay-to-Play Transactions. If the Company's Charter provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Shares, or the reclassification, conversion or exchange of the outstanding shares of the common stock, if a holder of shares of common stock fails to participate in an equity financing transaction (a “Pay-to-Play Provision”), and if such Pay-to-Play Provision becomes operative in a transaction occurring after the Issue Date, this Warrant shall automatically and without any action required become exercisable for that type of share of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Shares issuable under this Warrant had this Warrant been exercised in full prior to such event (and for that number of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Shares issuable hereunder had this Warrant been exercised in full prior to such event, if applicable), and had the Holder participated in the equity financing to the maximum extent permitted.
2.6    No Impairment. The Company shall not. by amendment of its Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale or securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but shall at all times in good faith assist in carrying out all the provisions of Section 2, and in taking all such action as may be necessary or appropriate to protect folder's rights under Section 2 against impairment. if the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.
2.7    Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment and furnish Holder with a certificate of its chief financial officer or other authorized officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading, to such Exercise Price,
2.8    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or an Acquisition of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
3.    RIGHT TO PUT WARRANT / SUCCESS FEE.
3.1    If the gross revenue for the Company for any consecutive twelve (12) month period during the term of this Warrant (“Peak Annual Revenue”) is at least 1;12,000,000, Holder may require the Company (by written notice) to purchase this Warrant from Holder in consideration of the Company's payment to Holder of cash in an amount determined by multiplying the Peak Annual Revenue by 5%.
3.2    In the event of Section 3.1 above, the Company shall pay the amount due to Holder in accordance with such sections concurrent with any payments Seller makes to its stockholders or any of its other creditors, but in no event later than thirty (30) days from Holder's notice to Company of its election.
3.3    Upon Holder's receipt of payment under Section 3, this Warrant shall be terminated, and Holder shall promptly return this Warrant for cancellation. Company shall provide Holder with notice of such event in accordance with Section 5.3 below, and Holder's election of the Put Right may be revocable by Holder or made contingent upon the consummation of such event.
3.4    The foregoing put right shall terminate upon the completion of the first Acquisition after the date hereof, to the extent not exercised prior to such date.
4.    RIGHT TO CONVERT OR EXCIIANGE WARRANT
4.1    Conversion on Acquisition. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, sale of equity interests or merger of Company where the holders of Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. In the event of the consummation of an Acquisition, where Holder has not elected to exercise the right to exercise this Warrant under Section 1.1 prior thereto, this Warrant shall (immediately prior to the Acquisition) be automatically exchanged for such number of shares being equal to number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Acquisition and purchased all such shares pursuant to the cashless exercise provision set forth in Section 1.2 hereof (as opposed to the exercise provision set forth in Section 1.1 hereof). Company acknowledges and agrees that Holder shall not be required to make any additional payment (cash or otherwise) for such shares as further consideration for their issuance pursuant to the terms of Section 1.2 hereof and the preceding sentence. This Warrant shall terminate upon Holder's receipt of the shares of Company's equity securities described in this Section 4.1 or the receipt of the cash or property payable in respect thereof in connection with the Acquisition. Company shall provide Holder with notice of such Acquisition in accordance with Section 5.3 below, and any election by the Holder to convert under Section 1.1 may be revocable by Holder prior to, or made contingent upon, the consummation of such event.
5.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.
5.1    Representations and Warranties. The Company hereby represents and warrants to the Holder that the capitalization information contained in the Company's most recent report filed on Form I 0-Q correctly states all outstanding shares and rights to acquire shares of the Company, as well as the price at which such shares were purchased or may be acquired. Company has provided Holder with true and complete copies of Company's Charter and each certificate of designation or other charter document setting forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of' issuance of this Warrant.
5.2    Valid Issuance. The Company shall take all steps necessary to ensure that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully- paid and nonassessable, and free of any liens and encumbrances.
5.3    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights: (c) to effect any reclassification or recapitalization of common stock; (d) to consummate an Acquisition. or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the ease of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.
5.4    Financial and Other Reports. Until the Expiration Date of this Warrant, Company shall furnish to Holder (i) upon delivery to Company's Board of Directors after the close of each fiscal year of Company, an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet and statement of' cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter and a capitalization table; and (iii) promptly after the closing of each equity financing consummated by Company after the Issue Date, a copy of the term sheet for such equity financing (if any), a post-closing capitalization table and other information relating to the valuation of Company. In addition, Company agrees to provide Holder at any time and from time to time with such information that Holder may reasonably request for purposes of Holder's compliance with regulatory, accounting and reporting requirements applicable to Holder, including any 409A valuation reports. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 5.4 if such financial information has been previously delivered to Holder pursuant to the Credit Facility.
5.5    Grant of Right to Purchase Securities in Future Financings. In connection with any equity or debt equity securities that Company may from time to time propose to offer or sell in a capital raising transaction that is not an Excluded Issuance after the Issue Date, Company hereby grants to Holder the right to invest up to such amount of cash as is required to enable Holder to purchase that number of any equity or debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the common stock of Company (on a fully diluted basis) as Holder owned and/or has the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company's securities in any such future sale(s). If Holder exercises its purchase right set forth under in this section. Holder shall not have any obligation to purchase such securities, nor shall the Company have any obligation to sell such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. The right to purchase securities in future sales by Company thereof described in this section shall survive the payment and satisfaction of all of Company's indebtedness and obligations to Holder under the Credit. Facility.
5.6    Reservation of Shares. Until the Expiration Date of this Warrant, the Company shall at all times reserve and keep available out of its authorized but unissued common stock or other securities constituting the Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Shares issuable upon the exercise of this Warrant, and the par value per Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may he necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of common stock upon the exercise of this Warrant.
5.7    Notice of Expiration. Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix III not more than 90 days and not less than 15 days before the Expiration Date and, in the case of an Acquisition to which the proviso of Section 2.9 shall he applicable, IS days notice of such Acquisition. If the notice is not so given, the Expiration Date shall automatically be extended until 15 days after the date Company delivers the notice to Holder.
5.8    Registration Rights. Company agrees that Shares or, if Shares are convertible into common stock of Company, such common stock. shall be have the registration rights set forth in Appendix IV.
6.    MISCELLANEOUS.
6.1    Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly. upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE. LAW.
6.2    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Wan-ant (and the securities issuable. directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.
6.3    Transfer Procedure. Subject to the provisions of Section 6.2. Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable. directly or indirectly, upon conversion of the Shares, if any) by giving the Company written notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable), provided that no such notice shall be required for a transfer to an affiliate of Holder.
6.4    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
6.5    Notices. All notices and other communications from Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally, sent via electronic mail, or mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, at such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time.
6.6    Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.
6.7    Governing Law and Forum. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant shall he brought in the state or federal courts located in Contra Costa County, California, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.
Wave Systems Corp.

By:__________________
Name: William M. Sulms
Title: CEO

APPENDIX I
NOTICE OF EXERCISE
1.    The undersigned hereby elects to purchase ______ shares of the __________ Stock of Luxie, inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.
[OR]
1.    The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the Warrant. This conversion is exercised with respect to _______ of the Shares covered by the Warrant.
[Strike paragraph that does not apply.]
2.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:
[_______________]
3.    The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.
MARBLE BRIDGE FUNDING GROUP INC.
By: __________________________
Name: ________________________
Title: _________________________
     _________________________
         (Date)

APPENDIX II
Capitalization Table
(Company to attach)

APPENDIX III
Notice that Warrant Is About to Expire
[Insert Date of Notice]

To:	Marble Bridge Funding Group, Inc. Attn: Paul Candau P.O. Box 8195 1440 Maria Lane, Suite 210 Walnut Creek, CA 94596
The Warrant issued to you described below will expire on _______________ __________.
Issuer:
Class of Security Issuable:
Number of Shares Issuable:
Issue Date:
Exercise Price per Share:
Procedure for Exercise:
Please contact ___________ at (___) ___-_______ with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.
Wave Systems Corp.
By:______________________
Name:
Title:

APPENDIX IV
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of December 7, 2015 is between Marble Bridge Funding Group, Inc. (“Lender”) and the Company whose name appears on the last page of this Agreement.
RECITALS
A.    Concurrently with the execution of this Agreement, Lender is purchasing from Company a Warrant to Purchase Stock (the “Warrant”) pursuant to which Lender has the right to acquire from Company the Shares (as defined in the Warrant).
B.    By this Agreement, Lender and Company desire to set forth the registration rights of the Shares all as provided herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:
Registration Rights.
1.    Registration Rights.
1.6    Definitions. For purposes of this Section 1:
(a)    The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”). and the declaration or ordering of effectiveness of such registration statement or document;
(b)    The term Registrable Securities” means (i) the Shares (if Common Stock) or all shares of Common Stock of Company issuable or issued upon conversion of the Shares and (ii) any Common Stock of Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to. or in exchange for or in replacement of, any stock referred to in (i).
(c)    The terms “Holder” or “Holders” means Lender or qualifying transferees under subsection 1.8 hereof who hold Registrable Securities.
(d)    The term “SEC” means the Securities and Exchange Commission.
1.7    Company Registration.
(a)    Registration. If at any time or from time to time, Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, 8-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Company will:
(i)    promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and
(ii)    include in such registration (and compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from Company, by any Holder or Holders. except as set forth in subsection 1.2(b) below.
(b)    Underwriting. If the registration of which Company gives notice is for a registered public offering involving an underwriting, Company shall so advise Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Company.
1.8    Expenses of Registration. All expenses incurred in connection with any registration. qualification or compliance pursuant to this Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Company and expenses of any special audits incidental to or required by such registration, shall be borne by Company except Company shall not he required to pay underwriters' fees, discounts or commissions relating to Registrable Securities. All expenses of any registered offering not otherwise borne by Company shall be borne pro rata among Holders participating in the offering and Company.
1.9    Registration Procedures. In the case of each registration, qualification or compliance effected by Company pursuant to this Registration Rights Agreement, Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.3, at its expense Company will:
(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. and, upon the request of Holders of a majority of Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.
(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c)    Furnish to Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holders, provided that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)    In the event of any underwritten public offering. enter into and perform its obligations under an underwriting agreement, in usual and customary form. with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
1.10    Indemnification.
(a)    Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement. and each underwriter, if any, and each person who controls any underwriter of Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on. any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by Company of the Securities Act, the Securities Exchange Act of 1934, as amended, (“Exchange Act”) or any state securities law applicable to Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection I .5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of Company (which consent shall not be unreasonably withheld); and provided further, that Company will not be liable in any such case to the extent that any such claim, loss. damage or liability arises out of or is based on any untrue statement. or omission based upon written information furnished to Company by an instrument duly executed by such Holder or underwriter specifically for use therein.
(b)    Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Company, each of its directors and officers, each underwriter, if any, of Company's securities covered by such a registration statement, each person who controls Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses. damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document. or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement. prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Company by an instrument duly executed by such Holder specifically for use therein; provided, however. that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action it-such settlement is effected without the consent of Holder, (which consent shall not he unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection I.5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.
(c)    Each party entitled to indemnification under this subsection 1.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. and shall permit Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by Indemnified Party (whose approval shall not be unreasonably withheld). and Indemnified Party may participate in such defense at such parry's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by Indemnifying Party, if representation of such Indemnified Party by the counsel retained by Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
1.11    Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration. qualification or compliance referred to herein.
1.12    Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of Registrable Securities to the public without registration. Company shall at all times:
(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by Company for an offering of its securities to the general public:
(b)    file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act (at any' time after it has become subject to such reporting requirements); and
(c)    so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Company, and such other reports and documents so filed by Company as Holder may reasonably request in complying with any rule or regulation of the SEC allowing Holder to sell any such securities without registration.
1.13    Transfer of Registration Rights. Holders' rights to cause Company to register their securities and keep information available, granted to them by Company under subsections 1.2 and 1.7 may be assigned to a transferee or assignee of a Holder's Registrable Securities not sold to the public, provided, that Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Company may prohibit the transfer of any Holders' rights under this subsection 1.8 to any proposed transferee or assignee who Company reasonably believes is a competitor of Company.
2.    General.
2.9    Waivers and Amendments. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of Company and the rights of Holders of Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of lime or indefinitely), and with the same consent Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, Company shall promptly give written notice thereof to the record holders of Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed. waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.
2.10    Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.
2.11    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors. assigns, heirs. executors and administrators of the parties hereto.
2.12    Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof
2.13    Notices. etc. All notices and other communications required or permitted hereunder shall be either sent via electronic mail or in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to I folder. at such Holder's address as set forth below, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company. at Company's address set forth below, or at such other address as Company shall have furnished to Holder in writing.
2.14    Severability. In case any provision of this Agreement shall be invalid, illegal. Or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.
2.15    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
2.16    Counterparts. This Agreement may he executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

COMPANY:	LENDER:

WAVE SYSTEMS CORP	MARBLE BRIDGE FUNDING GROUP, INC.

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:	Address for Notices:

Attn: [_______] 480 Pleasant Street Lee, MA 01238	Attn: Paul Candau 1440 Maria Lane, Suite 210 P.O. Box 8195 Walnut Creek, California 94596

Tel: [________] Fax: [________]	Tel: (925) 977-8210 Fax: [___________]

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURFFIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR ANY APPLICABLE, STATE SECURITIES LAWS AND MAY NOT BE SOLI), PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.
WARRANT TO PURCHASE STOCK

Issuing Company:	Wave Systems Corp., a Delaware corporation

Number of Shares:	2,750,000 of Class A common stock.

Exercise Price:
The lower of (a) $0.15 per share, or (h) the lowest price per share issued in any future issuance of debt or equity subject to Section 2.4 for Excluded Issuances, (c) the lowest closing market price within 5 clays of the date of exercise by Holder, subject to adjustment pursuant to Section 2.4.

Issue Date:	December 7, 2015

Expiration Date:	The fifth anniversary attic Issue Date.

THIS WARRANT CERTIFIES THAT, FOR GOOD AND VALUABLE CONSIDERATION, AGILITY CAPITAL II, LLC, or its assignee (“Holder”), is entitled to purchase that number of fully paid and nonassessable shares of Class A Common Stock (the “Shares”) of Wave Systems, Corp., a corporation (the “Company”), at the initial exercise price per Share (the “Exercise Price”) all as set forth above and herein, and as adjusted pursuant. to Section 2 of this Warrant and subject to the provisions and upon the terms and conditions set forth in this Warrant.
This Warrant is being issued in connection with that certain (a) Receivables Purchase Agreement dated December 7, 2015 by and between Holder and the Company (the “RPA”), and (b) Addendum to the Receivables Purchase Agreement dated December 7, 2015 by and between Holder and the Company (the “Addendum,” together with the RPA, the “Credit Facility”). Defined terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Addendum.
1.    EXERCISE.
1.14    Method of Exercise. This Warrant is exercisable, in whole or in part. at any time and front time to time after the six (6) month anniversary of the Issue Date and on or before the Expiration Date set forth above. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix Ito the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.
1.15    Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1. Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise without limitation, adjustments to the Exercise Price. The provisions of this Section 2.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

[PAGE 2 MISSING]

2.3    Adjustments for Combinations, Etc. If at any time while this Warrant, or any portion thereof remains outstanding and unexpired. the outstanding Shares are reverse-split, combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall he proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased. If the outstanding Shares are split, combined or consolidated, by reclassification or otherwise, into a greater number of shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of or conversion of this Warrant shall be proportionately increased.
2.4    Adjustments for Diluting Issuances. If (a) the Company issues common stock at a price per share that is less than the Exercise Price in a capital raising transaction that is not an Excluded Issuance, then the Exercise Price shall be adjusted to equal the price per share of such issuance, or (b) the Company issues in a capital raising transaction that is not an Excluded Issuance securities convertible into common stock with a conversion price that is less than the Exercise Price, then the Exercise Price shall be adjusted to equal the conversion price per share of such issuance.. Under no circumstances shall (i) the aggregate Exercise Price payable by Holder upon exercise of this Warrant increase as a result of any adjustment pursuant to this section, and (ii) this Warrant be exercisable for less than 2,750,000 shares of common stock of the Company at the time of exercise. “Excluded Issuance” means (a) securities issued to any employee, officer, consultant or director in connection with services provided to the Company or (b) securities issued pursuant to any option, warrant or other convertible security outstanding on the date hereof.
2.5    Adjustment for Pay-to-Play Transactions. If the Company's Charter provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Shares, or the reclassification, conversion or exchange of the outstanding shares of the common stock, if a holder of shares of common stock fails to participate in an equity financing transaction ((a “Pay-to-Play-Provision”), and if such Pay-to-Play Provision becomes operative in a transaction occurring after the Issue Date, this Warrant shall automatically and without any action required become exercisable for that type of share of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Shares issuable under this Warrant had this Warrant been exercised in full prior to such event (and for that number of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Shares issuable hereunder had this Warrant been exercised in full prior to such event, if applicable), and had the Holder participated in the equity financing to the maximum extent permitted.
2.6    No Impairment. The Company shall not. by amendment of its Charter or through a reorganization, transfer of assets, consolidation. merger, dissolution. issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but shall at all times in good faith assist in carrying out all the provisions of Section 2, and in taking all such action as may he necessary or appropriate to protect Holder's rights under Section 2 against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall he adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.
2.7    Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment and furnish Holder with a certificate of its chief financial officer or other authorized officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.
2.8    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to he made in connection with a public offering or an Acquisition of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Molder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
1.    RIGHT TO PUT WARRANT / SUCCESS FEE.
1.16    If the gross revenue for the Company for any consecutive twelve (12) month period during the term of this Warrant (“Peak Annual Revenue”) is at least 812,000,000, Holder may require the Company (by written notice) to purchase this Warrant from Holder in consideration of the Company's payment to Holder of cash in an amount determined by multiplying the Peak Annual Revenue by 5%.
1.17    In the event of Section 3.1 above, the Company shall pay the amount due to Holder in accordance with such sections concurrent with any payments Seller makes to its stockholders or any of its other creditors, but in no event later than thirty (30) days from Holder's notice to Company of its election.
1.18    Upon Holder's receipt of payment under Section 3, this Warrant shall be terminated, and Holder shall promptly return this Warrant for cancellation. Company shall provide Holder with notice of such event in accordance with Section 5.3 below, and Holder's election of the Put Right may be revocable by Holder or made contingent upon the consummation of such event.
1.19    The foregoing put right shall terminate upon the completion of the first Acquisition after the date hereof, to the extent not exercised prior to such date.
2.    RIGHT TO CONVERT OR EXCIIANGE WARRANT.
2.17    Conversion on Acquisition. For the purpose of this Warrant. “Acquisition” means any sale, license, or other disposition of all Or substantially all of the assets of Company. or any reorganization. consolidation, sale of equity interests or merger of Company where the holders of Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. In the event of the consummation of an Acquisition, where Holder has not elected to exercise the right to exercise this Warrant under Section 1.1 prior thereto, this Warrant shall (immediately prior to the Acquisition) he automatically exchanged for such number of shares being equal to number of shares issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had Holder elected to exercise this Warrant immediately prior to the closing of such Acquisition and purchased all such shares pursuant to the cashless exercise provision set forth in Section 1.2 hereof (as opposed to the exercise provision set forth in Section 1.1 hereof). Company acknowledges and agrees that Holder shall not be required to make any additional payment (cash or otherwise) for such shares as further consideration for their issuance pursuant to the terms of Section 1.2 hereof and the preceding sentence. This Warrant shall terminate upon Holder's receipt of the shares of Company's equity securities described in this Section 4.1 or the receipt of the cash or property payable in respect thereof in connection with the Acquisition. Company shall provide Holder with notice of such Acquisition in accordance with Section 5.3 below, and any election by the Holder to convert under Section 1.1 may be revocable by Holder prior to, or made contingent upon, the consummation of such event.
3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.5    Representations and Warranties. The Company hereby represents and warrants to the Holder that the capitalization information contained in the Company's most recent report filed on Form 10-Q correctly states all outstanding shares and rights to acquire shares of the Company, as well as the price at which such shares were purchased or may be acquired. Company has provided Holder with true and complete copies of Company's Charter and each certificate of designation or other charter document setting forth any rights, preferences and privileges of Company's capital stock, each as amended and in effect on the date of issuance of this Warrant.
3.6    Valid Issuance. The Company shall take all steps necessary to ensure that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance. be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances.
3.7    Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (h) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to consummate an Acquisition, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (I) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.
3.8    Financial and Other Reports. Until the Expiration Date of this Warrant. Company shall furnish to Holder (i) upon delivery to Company's Board of Directors after the close of each fiscal year of Company, an audited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an audited statement of income for such fiscal year; (ii) within 45 days after the close of each fiscal quarter of Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter and a capitalization table; and (iii) promptly after the closing of each equity financing consummated by Company after the Issue Date, a copy of the term sheet for such equity financing (if any), a post-closing capitalization table and other information relating to the valuation or Company. In addition, Company agrees to provide Holder at any time and from time to time with such information that Holder may reasonably request for purposes of Holder's compliance with regulatory, accounting and reporting requirements applicable to Holder, including any 409A valuation reports. Notwithstanding the foregoing, Company shall not be required to furnish to Holder the financial information described in this Section 5.4 if such financial information has been previously delivered to Holder pursuant to the Credit Facility.
3.9    Grant of Right to Purchase Securities in Future Financings. In connection with any equity or debt equity securities that Company may from time to time propose to offer or sell in a capital raising transaction that is not an Excluded Issuance after the Issue Date, Company hereby grants to Holder the right to invest up to such amount of cash as is required to enable Holder to purchase that number of any equity or debt securities as will enable Holder to own or acquire immediately after completion of such offering the same percentage of the common stock of Company On a fully diluted basis) as Holder owned and/or has the right to purchase (including under this Warrant, under any other warrant instrument held by Holder or any affiliate of Holder or otherwise with respect to any securities owned by Holder or any affiliate of Holder) immediately prior to commencement of such offering. Holder shall not have any obligation to purchase Company's securities in any such future sale(s). If Holder exercises its purchase right set forth under in this section, Holder shall not have any obligation to purchase such securities, nor shall the Company have any obligation to sell such securities, except pursuant to those definitive purchase documents executed by other purchasers in connection with the applicable offering. The right to purchase securities in future sales by Company thereof described in this section shall survive the payment and satisfaction of all of Company's indebtedness and obligations to Holder under the Credit Facility.
3.10    Reservation of Shares. Until the Expiration Date of this Warrant, the Company shall at all tunes reserve and keep available out of its authorized but unissued common stock or other securities constituting the Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Shares issuable upon the exercise of this Warrant, and the par value per Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of common stock upon the exercise of this Warrant.
3.11    Notice of Expiration. Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 111 not more than 90 days and not less than IS days before the Expiration Date and, in the case of an Acquisition to which the proviso of Section 2.9 shall be applicable, 15 days notice of such Acquisition. if the notice is not so given, the Expiration Date shall automatically be extended until 15 days after the date Company delivers the notice to Holder.
3.12    Registration Rights. Company agrees that Shares or, if Shares are convertible into common stock of Company. such common stock, shall be have the registration rights set forth in Appendix IV.
4.    MISCELLANEOUS.
4.2    Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR. ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAW.
4.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares. if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.
4.4    Transfer Procedure. Subject to the provisions of Section 6.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company written notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable), provided that no such notice shall be required for a transfer to an affiliate of Holder.
4.5    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver. discharge or termination is sought.
4.6    Notices. All notices and other communications from Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally. sent via electronic mail, or mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, at such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time.
4.7    Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.
4.8    Governing Law and Forum. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant shall be brought in the state or federal courts located in Contra. Costa County, California, and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.
Wave Systems Corp.

By:_____________________
Name:
Title:

By:_____________________
Name:
Title:

APPENDIX I
NOTICE OF EXERCISE
1.    The undersigned hereby elects to purchase ____________ shares of the ___________ Stock of Luxie, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.
[OR]
1.    The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 12 of the Warrant. This conversion is exercised with respect to ___________ of the Shares covered by the Warrant.
[Strike paragraph that does not apply.]
2.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:
[_______________]
3.    The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.
AGILITY CAPITAL II. PLC
By: __________________________
Name: ________________________
Title: _________________________
     _________________________
         (Date)

APPENDIXII
Capitalization Table
(Company to attach)

APPENDIX III
Notice that Warrant Is About to Expire
[Insert Date of Notice]

To:	Agility Capital II, LLC Attn: Daniel Corry 812 Anacapa, Suite A Santa Barbara, CA 93101
The Warrant issued to you described below will expire on ___________, ______.
Issuer:
Class of Security Issuable:
Number of Shares Issuable:
Issue Date:
Exercise Price per Share:
Procedure for Exercise:
Please contact _________ at (___) ____-________ with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.
Wave Systems Corp.
By:______________________
Name:
Title:

APPENDIX IV
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of December 7. 2015 is between Marble Bridge Funding Group, Inc. (“Lender”) and the Company whose name appears on the last page of this Agreement.
RECITALS
A.    Concurrently with the execution of this Agreement. Lender is purchasing from Company a Warrant to Purchase Stock (the “Warrant”) pursuant to which Lender has the right to acquire from Company the Shares (as defined in the Warrant).
B.    By this Agreement. Lender and Company desire to set forth the registration rights of the Shares all as provided herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:
1.    Registration Rights.
1.20    Definitions. For purposes of this Section 1:
(a)    The term “register.” -registered.” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of1933, as amended (the “Securities Act”). and the declaration or ordering of effectiveness of such registration statement or document;
(b)    The term “Registrable Securities” means (i) the Shares (it' Common Stock) or all shares of Common Stock of Company issuable or issued upon conversion of the Shares and (ii) any Common Stock of Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any stock referred to in (i).
(c)    The terms “Holder” or -Holders” means Lender or qualifying transferees under subsection 1.8 hereof who hold Registrable Securities.
(d)    The term “SEC” means the Securities and Exchange Commission.
1.21    Company Registration.
(a)    Registration. If at any time or from time to time, Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-2, S-3 or S-18, or their successor forms) or any successor to such forms, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Company will:
(i)    promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws): and
(ii)    include in such registration (and compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, made within 30 clays after receipt of such written notice from Company, by any Holder or Holders, except as set forth. in subsection 1.2(b) below.
(b)    Underwriting. If the registration of which Company gives notice is for a registered public offering involving an underwriting, Company shall so advise Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Company.
1.22    Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 including without limitation, all registration, tiling and qualification fees, printing expenses, fees and disbursements of counsel for Company and expenses of any special audits incidental to or required by such registration, shall be borne by Company except Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities, All expenses of any registered offering not otherwise borne by Company shall be borne pro rata among Holders participating in the offering and Company.
1.23    Registration Procedures. In the case of each registration, qualification or compliance effected by Company pursuant to this Registration Rights Agreement, Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.3, at its expense Company will:
(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of Holders of a majority of Registrable Securities registered thereunder keep such registration statement effective for up to 120 days.
(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c)    Furnish to Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)    Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holders, provided that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to he delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
1.24    Indemnification.
(a)    Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to he stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by Company of the Securities Act, the Securities Exchange Act of 1934, as amended, (“Exchange Act”) or any state securities law applicable to Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of Company (which consent shall not be unreasonably withheld); and provided further. that Company will not he liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Company by an instrument duly executed by such Holder or underwriter specifically for use therein.
(b)    Each Holder will if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Company, each of its directors and officers, each underwriter, if any, of Company's securities covered by such a registration statement, each person who controls Company within the meaning of the Securities Act, and each other such I folder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. and will reimburse Company, such holders, such directors, officers, partners. persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection I.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage. liability or action if such settlement is effected without the consent of Holder, (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall he liable under this subsection 1.5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.
(c)    Each party entitled to indemnification under this subsection 1.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by Indemnified Party (whose approval shall not be unreasonably withheld), and Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party 01' its obligations hereunder, unless such failure resulted in prejudice to Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by Indemnifying Party, if representation of such Indemnified Party by the counsel retained by Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
1.25    Information by Holder. Any Molder or Holders of Registrable Securities included in any registration shall promptly furnish to Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.
1.26    Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of Registrable Securities to the public without registration. Company shall at all times:
(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by Company for an offering of its securities to the general public:
(b)    file with the SEC in a timely manner all reports and other documents required of Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements): and
(c)    so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Company, and such other reports and documents so filed by Company as Holder may reasonably request in complying with any rule or regulation of the SEC allowing bolder to sell any such securities without registration.
1.27    Transfer of Registration Rights. Holders' rights to cause Company to register their securities and keep information available, granted to them by Company under subsections 1.2 and 1.7 may be assigned to a transferee or assignee of a Holder's Registrable Securities not sold to the public, provided, that Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Company may prohibit the transfer of any Holders' rights under this subsection 1.8 to any proposed transferee or assignee who Company reasonably believes is a competitor of Company.
2.    General.
2.18    Waivers and Amendments. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of Company and the rights of Holders of Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification. amendment or waiver shall reduce the aforesaid percentage of :Registrable Securities without the consent of all of the Holders of Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, Company shall promptly give written notice thereof to the record holders of Registrable Securities who have not previously consented thereto in writing. This Agreement or any pro-vision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1,
2.19    Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.
2.20    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
2.21    Entire Agreement. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof
2.22    Notices, etc. All notices and other communications required or permitted hereunder shall be either sent via electronic mail or in writing and shall he mailed by first class mail, postage prepaid. certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder's address as set forth below, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at Company's address set forth below, or at such other address as Company shall have furnished to Holder in writing.
2.23    Severability. In case any provision of this Agreement shall he invalid, illegal, or unenforceable, the validity. legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.
2.24    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
2.25    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

COMPANY:	LENDER:

WAVE SYSTEMS CORP	AGILITY CAPITAL II, LLC

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:	Address for Notices:

Attn: [_______] 480 Pleasant Street Lee, MA 01238	Attn: Daniel Corry 812 Anacapa, Suite A Santa Barbara, California 93101

Tel: [________] Fax: [________]	Tel: [___________] Fax: [___________]